ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040104

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT | **ABOVE SPACE IS FOR OFFICE USE ONLY**

1. Name of Corporation:	Intelligent Living America Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Registered Agents Solutions, Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity: Street Address: ___ City: ___ Nevada Zip Code: ___ Mailing Address (if different from street address): ___ City: ___ Nevada Zip Code: ___
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with* par value: 6,000,000,000 Par value per share: $ $0.0001 Number of shares *without* par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Paul Favata (Name) 80 Sw 8th Street, Suite 1870 (Street Address) Miami (City) FL (State) 33130 (Zip Code) 2) Mark Lucky (Name) 80 SW 8th Street, Suite 1870 (Street Address) Miami (City) FL (State) 33130 (Zip Code)
5. Purpose: (optional; required only if Benefit Corporation status selected)	*The purpose of the corporation shall be:* any lawful purpose for which companies may be organized **6. Benefit Corporation:** (see instructions) [ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.** Mark Lucky (Name) X *Mark Lucky* (**Incorporator Signature**) 80 SW 8th Street (Address) Miami (City) Fl (State) 33130 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X *Carlyn Uffert Asst. Secretary* — **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** September 8, 2014 (Date)

This form must be accompanied by appropriate fees.